UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-15929	PROGRESS ENERGY, INC.	56-2155481
(a North Carolina corporation)
410 South Wilmington Street
Raleigh, North Carolina 27601-1748
704-382-3853

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 - REGULATION FD
Item 7.01 Regulation FD Disclosure.

The information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The furnishing of this report is not intended to constitute a determination by Progress Energy, Inc. (“Progress Energy”) that the information is material or that the dissemination of the information is required by Regulation FD.
On April 19, 2021, BNY Mellon as trustee under the Contingent Value Obligation (“CVO”) Agreement dated November 30, 2000 (the "CVO Agreement"), paid at Progress Energy’s direction a special one-time payment consisting of all amounts held by the CVO Trustee to the paying agent for the CVOs, for the pro rata benefit of each holder of record of a CVO on March 29, 2021. More information about this matter is contained in the Quarterly Report furnished on Form 8-K by Progress Energy dated March 24, 2021.

Progress Energy will not make any future payments to the Trustee or to the holders related to the CVOs, has certified to the CVO Trustee that it has satisfied all obligations required under the CVO Agreement, and will no longer prepare or furnish quarterly reports to the holders of the CVOs.
SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
May 19, 2021		Registrant

	By:	/s/ DAVID S. MALTZ
David S. Maltz
Corporate Secretary